Exhibit 23



            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated June 26, 1998, included in the Form 11-K for the Western Resources, Inc. Employees' 401(k) Savings Plan, into the Company's previously filed Registration Statements File Nos. 33-49467, 33-49553, 333-02023, 33-50069, 33-62375, and 333-26115 of Western Resources, Inc. on
Form S-3; Nos. 333-02711, 333-56369 and 333-56369-01 of Western Resources,
Inc. on Form S-4; Nos. 33-57435, 333-13229, 333-06887, 333-20393, and
333-20413 of Western Resources, Inc. on Form S-8, and No. 33-50075 of Kansas Gas and Electric Company on Form S-3.




Arthur Andersen LLP

Kansas City, Missouri,
  June 26, 1998